Exhibit 99.1

Press Release

Lakeland Industries Announces New $5 Million Stock Repurchase Program

HUNTSVILLE, AL / ACCESSWIRE / April 13, 2022 / Lakeland Industries, Inc. (NASDAQ:LAKE) (the “Company” or “Lakeland”), a leading global manufacturer of protective clothing for industry, healthcare and first responders on the federal, state and local levels, announced today that its Board of Directors has authorized a new stock repurchase program under which the Company may repurchase up to $5 million of its outstanding common stock. This new program will become effective upon exhaustion of the current program which has approximately $800,000 remaining for repurchases. The new share repurchase program has no expiration date but may be terminated by the Board at any time.

Charles D. Roberson, President and Chief Executive Officer of Lakeland Industries, commented, “The Board’s approval of this repurchase program reflects its strong commitment to optimizing shareholder value and reaffirms our confidence in the fundamental growth prospects for the Company. This program provides us with the flexibility to execute on our balanced capital allocation strategy, which includes investments to support organic growth, strategic acquisitions, and share repurchases.”

Under the program announced today, share repurchases may be made from time to time depending on market conditions, share price and availability and other factors at Lakeland’s discretion. Lakeland’s repurchase of shares will take place in open market transactions at prevailing market prices or in privately negotiated transactions in accordance with applicable securities and other laws, including the Securities Exchange Act of 1934. Lakeland has no obligation to repurchase any amount of its common stock, and such repurchases, if any, may be suspended or discontinued by Lakeland at any time without prior notice.

About Lakeland Industries, Inc.

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 1,600 global safety and industrial supply distributors. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mixture of end users directly, and to industrial distributors depending on the particular country and market. In addition to the United States, sales are made to more than 50 foreign countries, the majority of which were into China, the European Economic Community (“EEC”), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay and Southeast Asia.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:

Lakeland Industries, Inc.

256-445-4100

Allen Dillard

aedillard@lakeland.com

Alpha IR Group

312-445-2870

Robert Winters or Stephen Poe

LAKE@alpha-ir.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, which address Lakeland’s expectations of sources or uses for capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “projected,” “planned,” “intended,” “anticipated,” “can,” “estimated” or “expected,” or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

Source: Lakeland Industries, Inc.